UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

REVIVA PHARMACEUTICALS HOLDINGS, INC.
10080 N WOLFE ROAD, SUITE SW3-200

CUPERTINO, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 18, 2025

To the Stockholders of Reviva Pharmaceuticals Holdings, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) to be held on Thursday, December 18, 2025 at 11:00 a.m. Pacific Time. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/RVPH2025. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

●	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the proxy statement;

●

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the Certificate of Incorporation”), to increase the Company’s authorized shares of common stock from 315,000,000 to 515,000,000;

●

To adopt and approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to December 31, 2026, subject to the Board of Directors’ determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders;

●

To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals; and

●	To consider any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof.

Under Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about November 4, 2025, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice” or the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2024 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online and how to receive a copy of the proxy materials by mail or by email.

Only stockholders of record at the close of business on October 21, 2025 are entitled to receive the Notice and to vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the instructions in the Notice received by you and the instructions as set forth herein to submit your proxy over the Internet, by telephone or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors

/s/ Laxminarayan Bhat
Laxminarayan Bhat
President and Chief Executive Officer

November 4, 2025

Cupertino, California

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE MEETING	1
PROPOSAL 1	8
CORPORATE GOVERNANCE	11
Board of Director Composition	11
Board of Director Meetings	11
Director Independence	11
Board Committees	11
Stockholder Nominations for Directorships	13
Board Diversity
Board Leadership Structure and Role in Risk Oversight	13
Stockholder Communications	14
Code of Business Conduct and Ethics	14
Anti-Hedging Policy	14
Limitation of Directors Liability and Indemnification	14
INFORMATION CONCERNING EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	16
2024 Summary Compensation Table	16
Employment Agreements with Our Named Executive Officers	17
Outstanding Equity Awards at Fiscal Year End - 2024	19
PAY VERUS PERFORMANCE	20
DIRECTOR COMPENSATION	23
Director Compensation	23
Non-Employee Director Compensation Policy	23
Indemnification Agreements	24
EQUITY COMPENSATION PLAN INFORMATION	25
2020 Equity Incentive Plan	25
2006 Equity Incentive Plan	25
REPORT OF THE AUDIT COMMITTEE	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
TRANSACTIONS WITH RELATED PERSONS	29
PROPOSAL 2	31
PROPOSAL 3	34
PROPOSAL 4	35
PROPOSAL 5	37
PROPOSAL 6	45
STOCKHOLDER PROPOSALS	46
ANNUAL REPORT	46
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	46
OTHER MATTERS	47

i

REVIVA PHARMACEUTICALS HOLDINGS, INC.
10080 N WOLFE ROAD, SUITE SW3-200

CUPERTINO, CA 95014

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) to be held on Thursday, December 18, 2025 at 11:00 a.m. Pacific Time. We are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/RVPH2025 using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice” or the “Notice”) (or on your proxy card, if you requested delivery of paper materials).

Proxies for the Annual Meeting are being solicited by the Board of Directors of the Company (the “Board”). An E-Proxy Notice is first being sent to stockholders, and this proxy statement is first being made available to stockholders, on or about November 4, 2025. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at 10080 N Wolfe Road, Suite SW3-200, Cupertino, CA 95014, during normal business hours for ten days prior to the Annual Meeting and available during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2025:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, this proxy statement for the Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the proxy card or voting instruction form are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders (the “Director Election Proposal”);

●

To ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Ratification Proposal”);

●	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement (the “Say-on-Pay Proposal”);

●

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized shares of common stock from 315,000,000 to 515,000,000 (“Increase in Authorized Proposal”);

●

To adopt and approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to December 31, 2026, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”);

●

To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals (the “Adjournment Proposal”); and

●	To consider any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof.

What are the Board’s recommendations?

Our Board believes that the: (i) Director Election Proposal; (ii) Auditor Ratification Proposal; (iii) Say-on-Pay Proposal; (iv) Increase in Authorized Proposal; (v) Reverse Stock Split Proposal; and (vi) Adjournment Proposal, are each advisable and in the best interests of the Company and its stockholders and recommends that you vote as follows:

●	“FOR” the election of each of the director nominees pursuant to the Director Election Proposal.

●	“FOR” the Auditor Ratification Proposal.

●	“FOR” the Say-on-Pay Proposal.

●	“FOR” the Increase in Authorized Proposal.

●	“FOR” the Reverse Stock Split Proposal.

●	“FOR” the Adjournment Proposal.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy, as further described below. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director pursuant to the Director Election Proposal, and whether your shares should be voted for, against or abstain with respect to each of the Auditor Ratification Proposal, the Say-on-Pay Proposal, the Increase in Authorized Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal. Voting by proxy will not affect your right to attend the Annual Meeting. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion. As of the date of this proxy statement, the Board had no knowledge of any business other than the proposals described in this proxy statement that would be presented for consideration at the Annual Meeting.

Why Did I Receive an E-Proxy Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received an E-Proxy Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the E-Proxy Notice. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, October 21, 2025 (the “Record Date”), are entitled to receive an E-Proxy Notice and to vote the shares of common stock that they held on that date at the Annual Meeting, or any adjournment or postponement of the Annual Meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 114,078,619 outstanding shares of common stock.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/RVPH2025 using the 16-digit control number included on your E-Proxy Notice (or on your proxy card, if you requested delivery of paper materials). Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the Annual Meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about November 4, 2025. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting at www.virtualshareholdermeeting.com/RVPH2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number included on your E-Proxy Notice (or on your proxy card, if you requested delivery of paper materials) to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

At the Annual Meeting, the presence in person (including, in the case of the virtual Annual Meeting, by remote communication) or represented by proxy, of one-third (1/3) of the voting power of our stock outstanding on the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Pursuant to the General Corporation Law of the State of Delaware, signed proxies received but not voted and abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

How do I vote?

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com, and following the instructions provided in the proxy card that accompanied the proxy materials. If your shares are held with a broker, you will need to go to the website provided on your proxy card. Have your proxy card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 17, 2025.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 17, 2025.

Vote by Mail

If you received a proxy card by mail, you can vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on December 17, 2025.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/RVPH2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number included on your E-Proxy Notice (or on your proxy card, if you requested delivery of paper materials), to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	submitting a later-dated vote by telephone or on the Internet;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of one-third (1/3) of the voting power of our stock outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, signed proxies received but not voted, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●

 Proposal 1: Director Election Proposal. With respect to the Director Election Proposal, our directors are elected by a plurality of the votes properly cast, in person or by proxy, meaning that the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. You may vote “For” all the nominees to the Board, you may “Withhold” your vote for all nominees or you may vote “For” all nominees except for any nominee(s) you specify. Because directors are elected by plurality, directions to withhold authority will not be counted as votes cast for the election of directors and accordingly will not affect the outcome of the vote on this proposal. We believe the Director Election Proposal is likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares with respect to this proposal when they do not receive voting instructions from you. See “What are ‘broker non-votes?” below. Because directors are elected by plurality vote, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the Director Election Proposal.

●

Proposal 2: Auditor Ratification Proposal. With respect to the Auditor Ratification Proposal, the affirmative vote of a majority of the votes properly cast on the Auditor Ratification Proposal, in person or by proxy, is required to approve the Auditor Ratification Proposal. With respect to the Auditor Ratification Proposal, you may vote “For” or “Against” or abstain from voting. The Auditor Ratification Proposal is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on the Auditor Ratification Proposal. Abstentions, if any, will not be counted as votes cast and will not affect the outcome of the vote on the Auditor Ratification Proposal.

●

Proposal 3: Say-on-Pay Proposal. With respect to the advisory Say-on-Pay Proposal, the affirmative vote of a majority of the votes properly cast on the Say-on-Pay Proposal, in person or by proxy, is required to approve the Say-on-Pay Proposal. With respect to the Say-on-Pay Proposal, you may vote “For” or “Against” or abstain from voting. The Say-on-Pay vote on our named executive officer’s compensation is advisory, and therefore not binding on the Company. The Say-on-Pay Proposal is generally considered to be a “non-routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, abstentions and “broker non-votes”, if any, will not be counted as votes cast and accordingly will not affect the outcome of the vote on the Say-on-Pay Proposal.

●

Proposal 4: Increase in Authorized Proposal. With respect to the Increase in Authorized Proposal, the affirmative vote of a majority of the votes properly cast on the Increase in Authorized Proposal, in person or by proxy, is required to approve the Increase in Authorized Proposal. With respect to the Increase in Authorized Proposal, you may vote “For” or “Against” or abstain from voting. The Increase in Authorized Proposal has historically been considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on the Increase in Authorized Proposal; however, if any broker non-votes were to occur on the Increase in Authorized Proposal such broker non-votes would not have any effect on the Increase in Authorized Proposal. Abstentions, if any, will not be counted as votes cast and will not affect the outcome of the vote on the Increase in Authorized Proposal.

●

Proposal 5: Reverse Stock Split Proposal. With respect to the Reverse Stock Split Proposal, the affirmative vote of a majority of the votes properly cast on the Reverse Stock Split Proposal, in person or by proxy, is required to approve the Reverse Stock Split Proposal. With respect to the Reverse Stock Split Proposal, you may vote “For” or “Against” or abstain from voting. The Reverse Stock Split Proposal has historically been considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on the Reverse Stock Split Proposal; however, if any broker non-votes were to occur on the Reverse Stock Split Proposal such broker non-votes would not have any effect on the Reverse Stock Split Proposal. Abstentions, if any, will not be counted as votes cast and will not affect the outcome of the vote on the Reverse Stock Split Proposal.

●

Proposal 6: Adjournment Proposal. With respect to the Adjournment Proposal (if necessary), the affirmative vote of a majority of the votes properly cast on the Adjournment Proposal, in person or by proxy, is required to approve the Adjournment Proposal; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve the Adjournment Proposal. With respect to the Adjournment Proposal, you may vote “For” or “Against” or abstain from voting. The Adjournment Proposal has historically been considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on the Adjournment Proposal; however, if any broker non-votes were to occur on the Adjournment Proposal such broker non-votes would not have any effect on the Adjournment Proposal. Abstentions, if any, will not be counted as votes cast and will not affect the outcome of the vote on the Adjournment Proposal (assuming the presence of a quorum), or in the absence of a quorum, will have the same effect as a vote against the Adjournment Proposal.

Holders of our common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which the E-Proxy Notice has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee as to how to vote your shares, if you wish to ensure that your shares voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

The Director Election Proposal (Proposal 1) and the Say-on-Pay Proposal (Proposal 3) are generally not considered to be “routine” matters and brokers are not permitted to vote on such matters if the broker has not received instructions from the beneficial owners. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The Auditor Ratification Proposal (Proposal 2), the Increase in Authorized Proposal (Proposal 4), the Reverse Stock Split Proposal (Proposal 5), and the Adjournment Proposal (Proposal 6) are generally considered to be “routine” matters, and hence your brokerage firm may be able to vote on Proposals 2, 4, 5 and 6 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1:

TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of five directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his earlier resignation, death or removal.

Directors are elected by a plurality of the votes properly cast, in person or by proxy. Directions to withhold authority, abstentions and broker non-votes will not be counted as votes cast in the election of directors and accordingly will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Prior to the consummation of the transactions (the “Business Combination”) contemplated by the Merger Agreement dated as of July 20, 2020 (as amended, the “Merger Agreement”), certain of our nominees served on the board of directors of Reviva Pharmaceuticals, Inc., a Delaware corporation (“Old Reviva”), and our predecessor company, formerly known as Tenzing Acquisition Corp., a British Virgin Islands exempted company (“Tenzing”).

Nominees for Election until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Laxminarayan Bhat	60	President, Chief Executive Officer, Director	2020
Parag Saxena	70	Chairman of the Board	2020
Richard Margolin	74	Director	2020
Purav Patel	43	Director	2020
Les Funtleyder	56	Director	2020

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board (“Governance Committee”) to determine that the applicable nominee should serve as a member of our Board.

Directors

Laxminarayan Bhat, President, Chief Executive Officer and Director

Dr. Bhat is the founder of our Company and has served as our President, Chief Executive Officer and as a member of our Board since December 2020. Prior to this, Dr. Bhat served as President, Chief Executive Officer and a director of Old Reviva since its inception in 2006. From 2000 to 2004, Dr. Bhat served as research scientist at XenoPort, Inc., now a part of Arbor Pharmaceuticals, LLC (NYSE: ABR), a public company engaged in the pharmaceuticals business. Dr. Bhat also served as a research scientist, from 2004 to 2006, at ARYx Therapeutics Inc, (previously trading under OTCM: ARYX), a former public company that focused on the development of pharmaceutical products. From 1997 to 2000, Dr. Bhat served as a post-doctoral researcher in the Drug Discovery Program at the Higuchi Biosciences Center, a biomedical research center at the University of Kansas. Dr. Bhat has over 20 years’ experience in drug discovery and development. Dr. Bhat has received a global post-doctoral training at the University of Kansas, USA, the Georg-August-Universität, Göttingen, Germany and the Université du Maine, France. In 1995, he was selected for the Alexander von Humboldt fellowship, an internationally recognized award for young scientists to pursue advanced research in Germany. Dr. Bhat received his Ph.D. in synthetic organic chemistry from the Central University (NEHU), India.

We believe Dr. Bhat’s history as the founder of the Company and his experience in drug discovery and development qualifies him to serve on our Board.

Parag Saxena, Chairman of the Board

Mr. Saxena has served as Chairman of our Board since December 2020, and prior to this, served as Chairman of the board of directors of Tenzing since 2018. Mr. Saxena has extensive investment experience in the U.S. and in the Indian subcontinent. Mr. Saxena co-founded private equity investment management firms Vedanta Management LP (or Vedanta) and NSR Advisors in 2006. He is the Managing Partner and Chief Executive Officer of both firms. Previously, he was Chief Executive Officer of INVESCO Private Capital (and its predecessor firms), a venture capital firm in the U.S. During his 23-year tenure, over 300 investments were made, including Amgen, Costco, PictureTel, Polycom, Staples and Starbucks. Mr. Saxena led more than 90 investments for INVESCO Private Capital (and its predecessor firms), a third of which went on to become public companies. These investments include Alkermes, Celgene, Genomic Health, Indigo, Masimo, Transgenomic, Xenon Pharmaceuticals, Amber Networks, ARM Holdings, MetroPCS, and Volterra. Mr. Saxena has served on committees advising the Prime Minister of India on foreign direct investments, and the Planning Commission of India on venture capital. He is a Director of the Indian Institute of Technology, Bombay’s Heritage Fund and was a Trustee of the Bharatiya Vidya Bhavan. He is on the Advisory Board of the Center for Advanced Studies on India at the University of Pennsylvania and is on the Indian Advisory Council and President’s Advisory Council on Biology and Medicine at Brown University. Mr. Saxena was the President of TiE Tri-State (NY, CT, NJ) from 2003 to 2010. He was also on Mayor Bloomberg’s Applied Sciences NYC Advisory Committee. Mr. Saxena received an M.B.A. from the Wharton School of the University of Pennsylvania. He earned a B.Tech. from the Indian Institute of Technology, Bombay and an M.S. in Chemical Engineering from the West Virginia College of Graduate Studies.

We believe Mr. Saxena’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on our Board.

Richard Margolin, Director

Dr. Margolin has served as a member of our Board since December 2020. Dr. Margolin currently serves as the Chief Medical Officer of TauC3 Biologics Ltd., a privately held British biopharmaceutical company since August 2023, and also served as its Senior Vice President, Translational Sciences and Clinical Development from February 2020 until July 2023. From January 2020 until December 2023, Dr. Margolin served as the Chief Medical Officer of Eikonizo Therapeutics, Inc., a biotechnology company, and he is the Founder and Principal Consultant of CNS Research Solutions LLC, a consulting firm supporting the development of novel therapeutics for CNS disorders since May 2018. From December 2016 to April 2018, Dr. Margolin served as Executive Director, Internal Medicine Research Unit at Pfizer, Inc. (NYSE: PFE), a publicly-traded pharmaceutical company. From November 2013 to December 2016, Dr. Margolin served as the Vice President, Clinical Development at CereSpir, Inc., a biotechnology company. Previously, he held positions in two major pharmaceutical companies, and earlier in his career he held leadership positions in psychiatry departments of two major U.S. medical schools. Dr. Margolin earned his AB from Harvard College and his MD from the University of California, Irvine and received research training at the National Institutes of Health.

We believe Dr. Margolin’s 30 years of experience in pharmaceutical research and development qualifies him to serve on our Board.

Purav Patel, Director

Mr. Patel has served as a member of our Board since December 2020. Prior to this, Mr. Patel served as a director of Old Reviva since May 2017. Mr. Patel has also been Founder and Managing Partner of Buena Vista Fund I, a company engaged in the business of startup investments since 2014. Mr. Patel has over 17 years of experience in business operations and scaling startups. Mr. Patel serves on the board of directors of Pratham, a charitable organization with the mission to vastly improve the quality of education for underprivileged children and youth across India. Mr. Patel holds a Bachelor’s Degree in Biology and Business from the University of Texas. Mr. Patel is skilled at financial analysis, business operations and fundraising.

We believe Mr. Patel’s 15 years of knowledge of the Company’s history, team, investors and product candidates qualifies him to serve on our Board.

Les Funtleyder, Director

Mr. Funtleyder has served as a member of our Board since December 2020. Mr. Funtleyder has served as a member of the board of directors of Applied Therapeutics Inc. (NASDAQ: APLT), a clinical-stage biopharmaceutical company, since June 2016 and served as its interim Chief Financial Officer from December 2018 to April 2019. Mr. Funtleyder has also served as a healthcare portfolio manager at E Squared Capital Management, LLC since January 2014, a senior external advisor with McKinsey and Co. since June 2017, and a consulting partner at Bluecloud Health, a private equity healthcare fund, since December 2013. Mr. Funtleyder previously served as the director of strategic investments and communications of OPKO Health Inc. (NASDAQ: OPK), a publicly traded healthcare company, from April 2014 to June 2016. Mr. Funtleyder currently serves on the board of directors of several private healthcare companies and foundations. Mr. Funtleyder is also an adjunct professor of Healthcare Investing at Columbia University’s School of Public Health. Mr. Funtleyder received his B.A. from Tulane University and MPH from Columbia University Mailman School of Public Health.

We believe Mr. Funtleyder’s extensive experience managing and investing in the healthcare industry and his experience serving as the CFO of another publicly-traded pharmaceutical company qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is currently composed of five directors. Our directors hold office until their successors have been elected and qualified or until his or her earlier resignation, death or removal.

We have no formal policy regarding Board diversity. Our priority in selection of Board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met 19 times in 2024. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). While we do not have a formal policy requiring members of the Board to attend our annual meetings of stockholders, it is our general practice to invite directors and nominees for director to attend the annual meeting each year. Our last annual meeting of stockholders was held on December 10, 2024. All of our directors serving at the time attended last year’s annual meeting of stockholders.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. Under the rules of The NASDAQ Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Capital Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Compensation committee members must also satisfy the applicable independence criteria established by The NASDAQ Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxena, Mr. Funtleyder, Mr. Patel and Dr. Margolin, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The NASDAQ Capital Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee. Our Audit Committee of the Board (the “Audit Committee”) consists of Mr. Funtleyder, Mr. Patel and Dr. Margolin, with Mr. Funtleyder serving as the Chair of the Audit Committee. The Audit Committee met six times in 2024. Our Board has determined that the directors currently serving on our Audit Committee are independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Funtleyder qualifies as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Compensation Committee. Our Compensation Committee of the Board (the “Compensation Committee”) consists of Mr. Patel, Dr. Margolin and Mr. Saxena, with Mr. Patel serving as the Chair of the Compensation Committee. The Compensation Committee met five times in 2024. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under applicable listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee reviews and approves, and provides advice and makes recommendations to our Board, in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves all forms of non-equity and equity-based compensation of our Chief Executive Officer and other executive officers, and such corporate goals and objectives relevant to such compensation, as applicable. Additionally, our Compensation Committee administers the Company’s equity-based compensation plans. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

In addition, under its charter, the Compensation Committee has the authority (i) to delegate such of its authority and responsibilities as the Committee deems proper to subcommittees thereof, subject to all applicable laws and regulations, (ii) appoint a chair of the Compensation Committee, unless a chair is designated by the Board, and (iii) have the sole authority and right, at the expense of the Company, to retain legal and other consultants, experts and advisers of its choice to assist the Compensation Committee in connection with its functions, including any studies or investigations, and shall have direct oversight of the work performed by such advisers. The Compensation Committee is required to evaluate the independence of any compensation consultant it engages based on the factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as the Compensation Committee deems relevant or may be required from time to time pursuant to applicable SEC or NASDAQ rules. Once it considers these factors, the Compensation Committee may select or receive advice from any compensation advisor the Compensation Committee prefers, including one that is not independent.

Nominating and Corporate Governance Committee. Our Governance Committee consists of Mr. Saxena, Mr. Funtleyder and Mr. Patel, with Mr. Saxena serving as the Chair of the Governance Committee. The Governance Committee met one time in 2024.

The Governance Committee nominates individuals to be elected to the Board by our stockholders. The Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Governance Committee are independent directors as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Governance Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in accordance with the timeframe(s) set forth and other applicable requirements referenced under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●

a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

●

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Annual Meeting and to serve as a director if elected at such Annual Meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, CA, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A current copy of the code is posted under the “Governance” tab in the “Investors” section of our website, which is located at http://revivapharma.com/. We intend to disclose future substantive amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Insider Trading Policy

We have adopted a Statement of Company Policy on Insider Trading and Policy Regarding Special Trading Procedures (the “Insider Trading Policy”) that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, as well as other covered persons. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as a director.

Our Certificate of Incorporation and our bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Laxminarayan Bhat	60	President, Chief Executive Officer and Director	2020
Narayan Prabhu	54	Chief Financial Officer	2020

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Laxminarayan Bhat, President, Chief Executive Officer and Director

Please see the description appearing under “Proposal 1,” above.

Narayan Prabhu, Chief Financial Officer

Mr. Prabhu joined the Company as Chief Financial Officer in December 2020. Prior to this, from May 2019 to December 2020, Mr. Prabhu had served as an independent consultant providing Interim Chief Financial Officer and Controller services. Mr. Prabhu previously served as the Chief Financial Officer of Sony Biotechnology Inc., a biotechnology company focused on reagents, flow cytometry and spectral imaging from November 2014 to April 2019. From September 2009 to October 2014, Mr. Prabhu served as the M&A Controller at Cisco Systems, Inc. (NASDAQ: CSCO). Mr. Prabhu is a CPA and received his B.S. in Accounting & Finance from Indiana University at Bloomington - Kelley School of Business and MBA from the University of California at Berkeley - Haas School of Business.

EXECUTIVE COMPENSATION

As we are currently a “smaller reporting company”, we have opted to comply with the scaled down disclosure rules applicable to a “smaller reporting company”, as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 31, 2024, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that the individual was not serving as an executive officer as of December 31, 2024. We refer to these individuals as “named executive officers.” Our named executive officers for the year ended December 31, 2024 were:

●	Laxminarayan Bhat, our Chief Executive Officer and President; and

●	Narayan Prabhu, our Chief Financial Officer.

2024 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation ($)	Total ($)
Laxminarayan Bhat, PhD	2024	450,000	157,500	-	-	-	607,500
Chief Executive Officer and President(3)	2023	450,000	-	2,157,247	157,500	-	2,764,747
Narayan Prabhu	2024	325,000	79,950	-	-	-	404,950
Chief Financial Officer(4)	2023	325,000	-	827,838	95,940	-	1,248,778

(1) Amounts reflect the grant date fair value of option awards granted in 2024 and 2023 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions and key inputs underlying the valuation of equity awards, see Note 5 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(2) Amounts reflect, in accordance with Accounting Standards Codification Topic 718, the grant date fair value of options to purchase the Company’s common stock granted to the respective named executive officer in payment of the incentive bonus earned by each such named executive officer for fiscal 2023. The amount of incentive bonus earned for 2023 was determined by the Compensation Committee on the grant date of September 15, 2024, and was paid in the form of fully vested options granted on such date in lieu of cash. The value of option grants was calculated on September 15, 2024 using the simplified method and based on the Black-Scholes option pricing model, with the inputs being a stock price of $1.20, an exercise price of $1.20, an expected term of 5 years, a risk-free rate of 3.37%, a volatility of 118% and an expected dividend rate of 0%. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(3) Laxminarayan Bhat has served as Chief Executive Officer and President since the formation of Old Reviva in May 2006.

(4) Narayan Prabhu began serving as our Chief Financial Officer on December 14, 2020.

Employment Agreements with Our Named Executive Officers

Employment Agreements

Laxminarayan Bhat. On December 14, 2020 we entered into a customary employment agreement with Dr. Bhat (the “Bhat Employment Agreement”). The Bhat Employment Agreement provides for Dr. Bhat to serve as Chief Executive Officer reporting to our Board and provides for an annual base salary of $400,000 (the “Base Salary”). In addition, Dr. Bhat is eligible to receive an annual bonus of up to fifty percent (50%) of his then-Base Salary (the “Target Bonus”), subject to the satisfaction of certain subjective or objective criteria established and approved by our Compensation Committee. Pursuant to the terms of the Bhat Employment Agreement, Dr. Bhat is eligible to receive equity awards under the Company’s equity incentive plan. The Bhat Employment Agreement contains customary confidentiality and assignment of inventions provisions. In addition, we will indemnify and hold Dr. Bhat harmless, to the maximum extent permitted under applicable law, from and against any liabilities, costs, claims and expenses incurred in defense of any Proceeding (as defined in the Bhat Employment Agreement) that Dr. Bhat is made a party to.

If we terminate Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason (each as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts (as defined in the Bhat Employment Agreement), and subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) eighteen (18) months of his Base Salary plus one and one-half times his annual Target Bonus (reduced to six (6) months of Base Salary and one-half of his annual Target Bonus if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) payable in equal installments in accordance with the Company’s normal payroll practices, (iii) twelve (12) months of service credit under all outstanding unvested equity incentive awards granted during Dr. Bhat’s employment (reduced to six (6) months of service credit if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) and (iv) reimbursement of COBRA coverage for up to eighteen (18) months. If Dr. Bhat’s employment is terminated on account of his death or Disability (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive the Accrued Amounts and a lump sum payment equal to eighteen (18) months Base Salary and Target Bonus. In addition, if we terminate Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason within twelve (12) months following a Change in Control (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts and, subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) a lump sum payment equal to 1.5 times his Base Salary and Target Bonus for the year in which the termination occurs, (iii) accelerated vesting of all of his outstanding equity incentive awards and cash incentive payments and (iv) reimbursement of COBRA coverage for up to eighteen (18) months.

Simultaneously with the execution of the Merger Agreement, Dr. Bhat entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”), which became effective on December 14, 2020, pursuant to which Dr. Bhat agreed not to compete with Tenzing, Reviva and their respective affiliates during the three (3) year period following the Closing in North America, Europe or India or in any other markets in which Tenzing and Reviva are engaged. Dr. Bhat also agreed during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and mutual non-disparagement provisions.

On February 8, 2023, our Compensation Committee (i) awarded Dr. Bhat a $160,000 bonus for 2022, representing 40% of his then-current base salary, (ii) set Dr. Bhat’s new base salary for 2023 at $450,000, effective as of January 1, 2023, and (iii) determined that Dr. Bhat is eligible to receive a 2023 bonus at a target level of 50% of his then-current base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our Compensation Committee. On April 25, 2023, our Compensation Committee awarded Dr. Bhat an option to purchase 443,000 shares of our common stock at an exercise price of $6.74 per share, based on the closing price of our common stock on the grant date in accordance with the terms of the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The option was immediately vested as to 50% of the shares subject thereto on the grant date, and provides for vesting as to an additional 1.389% of the shares subject thereto on the last day of each month thereafter.

On September 15, 2024, our Compensation Committee determined the amount of incentive bonus earned by Dr. Bhat for 2023 and awarded Dr. Bhat an option to purchase 158,451 shares of our common stock at an exercise price of $1.20 per share, based on the closing price of our common stock on September 13, 2024, in accordance with the terms of the 2020 Plan.

On February 13, 2025, our Compensation Committee (i) approved an increase in Dr. Bhat’s base salary to $565,000, effective retroactively to January 1, 2025; (ii) approved a cash bonus payment to Dr. Bhat in respect of fiscal year 2024 in an amount of $157,500; (iii) determined that Dr. Bhat is eligible to earn a discretionary bonus for fiscal year 2025 at a target level of 50% of base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our Compensation Committee; and (iv) granted Dr. Bhat an option to purchase 519,000 shares of our common stock at an exercise price of $1.80 per share, based on the closing price of our common stock on the grant date in accordance with the terms of the 2020 Plan, with such option award immediately vested as to approximately 42% of the shares subject thereto on the grant date, and providing for vesting as to the remainder of the shares subject thereto in specified monthly installments over the period from March 2025 through December 2027.

Narayan Prabhu. On December 14, 2020, an offer letter Old Reviva entered into with Narayan Prabhu, dated October 19, 2020, became effective (the “Prabhu Offer Letter”). The Prabhu Offer Letter provides for Mr. Prabhu to serve as Chief Financial Officer reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $275,000. Pursuant to the Prabhu Offer Letter, Mr. Prabhu’s employment with the Company will be at-will.

In addition, Mr. Prabhu is eligible for a discretionary bonus. Pursuant to the Prabhu Offer Letter, on April 14, 2021, Mr. Prabhu was granted options to purchase up to fifty thousand (50,000) shares of our common stock pursuant to our 2020 Plan. Pursuant to the terms of the Prabhu Offer Letter, Mr. Prabhu is also eligible to receive, from time to time, equity awards under our 2020 Plan, or any other equity incentive plan that we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board, or a committee thereof, in their discretion. The Prabhu Offer Letter contains customary confidentiality and assignment of inventions provisions.

On February 8, 2023, our Compensation Committee (i) awarded Mr. Prabhu a $137,500 bonus for 2022, representing 50% of his then-current base salary (and taking into account that no bonus was paid to Mr. Prabhu for 2021), (ii) set Mr. Prabhu’s new base salary for 2023 at $325,000, effective as of January 1, 2023, and (iii) determined that Mr. Prabhu is eligible to receive a 2023 bonus at a target level of 41% of his then-current base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our Compensation Committee. On April 25, 2023, our Compensation Committee awarded Mr. Prabhu an option to purchase 170,000 shares of our common stock at an exercise price of $6.74 per share, based on the closing price of our common stock on the grant date in accordance with the terms of our 2020 Plan. The option was immediately vested as to 50% of the shares subject thereto on the grant date, and provides for vesting as to an additional 1.389% of the shares subject thereto on the last day of each month thereafter.

On September 15, 2024, our Compensation Committee determined the amount of incentive bonus earned by Mr. Prabhu for 2023 and awarded Mr. Prabhu an option to purchase 95,940 shares of our common stock at an exercise price of $1.20 per share, based on the closing price of our common stock on September 13, 2024, in accordance with the terms of the 2020 Plan.

On February 13, 2025, our Compensation Committee (i) approved an increase in Mr. Prabhu’s base salary to $330,000, effective retroactively to January 1, 2025; (ii) approved a cash bonus payment to Mr. Prabhu in respect of fiscal year 2024 in an amount of $79,950; (iii) determined that Mr. Prabhu is eligible to earn a discretionary bonus for fiscal year 2025 at a target level of 41% of base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our Compensation Committee; and (iv) granted Mr. Prabhu an option to purchase 194,250 shares of our common stock at an exercise price of $1.80 per share, based on the closing price of our common stock on the grant date in accordance with the terms of the 2020 Plan, with such option award immediately vested as to approximately 42% of the shares subject thereto on the grant date, and providing for vesting as to the remainder of the shares subject thereto in specified monthly installments over the period from March 2025 through December 2027.

Outstanding Equity Awards at Fiscal Year-End - 2024

The following table summarizes, for each of the named executive officers, the number of shares of our common stock underlying outstanding stock options held as of December 31, 2024.

	Option Awards
	Number of securities underlying unexercised options			Option exercise price ($)	Option expiration date
Name	Exercisable	Unexercisable

Laxminarayan Bhat, PhD (CEO)	350,713	92,287	(1)	$6.74	April 24, 2033
	158,451	-	(2)	$1.20	September 14, 2034

Narayan Prabhu (CFO)	134,581	35,419	(1)	$6.74	April 24, 2033
	96,519	-	(2)	$1.20	September 14, 2034
	50,000	-	(3)	$4.30	April 13, 2031

(1) Represents options to purchase shares of our common stock granted on April 25, 2023 with an exercise price of $6.74 per share. The shares underlying the option vest starting April 25, 2023 with 50% vesting immediately on April 25, 2023, then 1.389% vesting on a monthly basis over the following 36 months from April 2023 to March 2026. The award was made pursuant to the 2020 Plan.

(2) Represents options to purchase shares of our common stock granted on September 15, 2024 with an exercise price of $1.20 per share. The shares underlying the option vested immediately on September 15, 2024. The award was made pursuant to the 2020 Plan.

(3) Represents options to purchase shares of our common stock granted on April 14, 2021 with an exercise price of $4.30 per share. The shares underlying the option vest starting December 2020 with 25% after a one-year cliff in December 2021, then 2.0833% vesting on a monthly basis over the following 36 months from January 2022 to December 2023. The award was made pursuant to the 2020 Plan.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. Consistent with our annual compensation cycle, if options are to be granted, the Compensation Committee generally seeks to grant annual stock option awards in connection with their conducting and completing such annual review, which typically occurs in approximately the fourth quarter or first quarter of each year. Options are awarded to our non-employee directors pursuant to our Non-Employee Director Compensation Policy, as amended, which provides that each independent director is entitled to receive a one-time initial equity grant upon such director’s initial election, and an annual equity grant which is awarded on the date of our annual meeting of stockholders. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants may be tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date), and in other cases such grants may be awarded at the same time with other annual grants. As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form) and ending one business day after the filing or furnishing of such report with the SEC.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined in Item 402(v) of Regulation S-K) and certain financial performance of the Company. We are also permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(5)	Net Loss ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	607,500	345,951	404,950	311,046	62.63	(29,918,802)
2023	2,764,747	2,271,344	1,248,778	1,077,236	178.20	(39,260,837)
2022	560,000	560,000	380,544	389,846	147.06	(28,261,442)

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Laxminarayan Bhat, PhD, the Company’s Chief Executive Officer for the 2024, 2023, and 2022 periods.

(2) The dollar amounts under column (c) represent the amount of "compensation actually paid" to Laxminarayan Bhat, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bhat during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Bhat's total compensation for each year to determine the compensation actually paid.

(3) The dollar amounts reported in column (d) are based on the amounts of total compensation reported for non-PEO NEOs. The non-PEO NEO for the 2024 and 2023 periods was Narayan Prabhu, the Company’s Chief Financial Officer. The non-PEO NEOs for the 2022 period were Narayan Prabhu, the Company’s Chief Financial Officer, and Marc Cantillon, MD, the Company’s former Chief Medical Officer.

(4) The dollar amounts reported in column (e) represent the amount of "compensation actually paid" to Narayan Prabhu and Marc Cantillon, the Non-PEO NEOs within the applicable years, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Prabhu and Dr. Cantillon during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Prabhu and Mr. Cantillon's total compensation for each year to determine the compensation actually paid.

(5) Pursuant to the SEC rules, the total shareholder return ("TSR") figures assume an initial investment of $100 on December 31, 2021. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The calculation of TSR was based upon the closing price of a share of the Common Stock on the last day of the Company’s 2024, 2023, 2022, and 2021 fiscal years, which prices were $1.81, $5.15, $4.25, and $2.89, respectively.

(6) The dollar amounts reported in column (g) represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

PEO

Year	2024	2023	2022
Summary Compensation Table Total	607,500	2,764,747	560,000
Deduct: Option and Stock Awards Included in Summary Compensation Table (a)	-	(2,314,747)	-
Add: Fair Value of Equity Awards Granted in Fiscal Year and Unvested as of Year-End (b)	-	553,369	-
Add: Fair Value of Equity Awards Granted in Fiscal Year and Vested as of Year-End (c)	157,512	1,267,976	-
Add: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years (d)	(246,166)	-	-
Add: Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Years that Vested in Fiscal Year (e)	(172,895)	-	-
Compensation Actually Paid	345,951	2,271,344	560,000

Average Non-PEO NEOs

Year	2024	2023	2022
Summary Compensation Table Total	404,950	1,248,778	380,543
Deduct: Option and Stock Awards Included in Summary Compensation Table (a)	-	(923,788)	-
Add: Fair Value of Equity Awards Granted in Fiscal Year and Unvested as of Year-End (b)	-	254,744	-
Add: Fair Value of Equity Awards Granted in Fiscal Year and Vested as of Year-End (c)	95,947	485,301	-
Add: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years (d)	(94,477)	5,742	12,575
Add: Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Years which Vested in Fiscal Year (e)	(95,374)	6,449	(3,273)
Compensation Actually Paid	311,046	1,077,236	389,846

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above under “Executive Compensation,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the three years presented in the table, on the other hand.

Compensation Actually Paid and Net Loss

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s net loss, on the other hand.

DIRECTOR COMPENSATION

Director Compensation

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2024.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($) (2)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Les Funtleyder	51,250	-	17,109	(3)	-	-	-	68,359
Richard Margolin	45,000	-	17,109	(4)	-	-	-	62,109
Purav Patel	53,750	-	17,109	(5)	-	-	-	70,859
Parag Saxena	70,250	-	17,109	(6)	-	-	-	87,359

(1)	There were no restricted stock awards outstanding as of December 31, 2024.

(2)

Amounts reflect the aggregate grant date fair value of each stock option granted in 2024 in accordance with the Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 5 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.

(3)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2024 held by Mr. Funtleyder were 29,600.

(4)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2024 held by Dr. Margolin were 29,600.

(5)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2024 held by Mr. Patel were 44,827.

(6)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2024 held by Mr. Saxena were 29,600.

Non-Employee Director Compensation

On the recommendation of our Compensation Committee, on June 15, 2021, our Board approved a non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). On February 10, 2023, our Compensation Committee approved certain amendments to the equity compensation provisions of the Non-Employee Director Compensation Policy (the “February 2023 Amendments”), providing that going forward the equity compensation component of the Non-Employee Director Compensation Policy shall consist of equity grants of fixed quantities of shares in lieu of grants determined by reference to a dollar value of shares, as described below. The Non-Employee Director Compensation Policy provides for the following compensation:

The Non-Employee Director Compensation Policy provides for the following cash compensation component, which was unchanged by the February 2023 Amendments:

●	Each non-employee director is entitled to receive an annual cash retainer fee of $32,500, except that the Chairman of the Board is entitled to receive an annual cash retainer fee of $57,500;

●

Each non-employee director sitting on the Audit Committee is entitled to receive an annual cash retainer fee of $7,500, except that the Chairman of the Audit Committee is entitled to receive an annual cash retainer fee of $15,000;

●

Each non-employee director sitting on the Compensation Committee is entitled to receive an annual cash retainer fee of $5,000, except that the Chairman of the Compensation Committee is entitled to receive an annual cash retainer fee of $10,000;

●

Each non-employee director sitting on the Governance Committee is entitled to receive an annual cash retainer fee of $3,750, except that the Chairman of the Governance Committee is entitled to receive an annual cash retainer fee of $7,750; and

●	No per meeting fees shall be paid.

All annual cash retainer fees under the Non-Employee Director Compensation Policy will be paid quarterly in arrears.

The Non-Employee Director Compensation Policy also provides generally for certain equity compensation under the 2020 Plan, or any other equity incentive plan the Company may adopt in the future, as described below. Prior to the adoption of the February 2023 Amendments, the equity compensation under the Non-Employee Director Compensation Policy consisted of, and was paid in accordance with, the following:

●

Each non-employee director was entitled to receive, upon initial election, a one-time initial equity grant of nonqualified stock options in respect of a whole number of shares of our common stock with an approximate value of $20,000. All of the shares subject to the initial equity grant shall vest 33% per year over three years from the date of initial election, provided that the recipient remains a director of through each vesting date.

●

Each non-employee director was entitled to receive an annual equity grant of nonqualified stock options in respect of a whole number of shares of the our common stock with an approximate value of $20,000. All of the shares subject to the annual equity grant shall cliff vest after 1-year, provided that the recipient remains a director through the vesting date.

From and after the adoption of the February 2023 Amendments, the equity compensation under the Non-Employee Director Compensation Policy consists of, and is paid in accordance with, the following:

●

Each non-employee director is entitled to receive, upon initial election, a one-time initial equity grant of nonqualified stock options in respect of 8,200 shares of our common stock. All of the shares subject to the initial equity grant shall vest 33% per year over three years from the date of initial election, provided that the recipient remains a director of through each vesting date.

●

Each non-employee director is entitled to receive an annual equity grant of nonqualified stock options in respect of 8,200 shares of our common stock. All of the shares subject to the annual equity grant shall cliff vest after 1-year, provided that the recipient remains a director through such vesting date. Annual equity grants for directors who are initially elected in the 12 months following the most recent annual grant will be pro-rated on a monthly basis based on time of election as appropriate.

Indemnification Agreements

On December 14, 2020, the Board adopted and entered into (a) a form of indemnification agreement (the “Indemnification Agreement”) between the Company and each of its directors and executive officers, except for Parag Saxena, and (b) a form of indemnification agreement (the “Saxena Indemnification Agreement”) with Parag Saxena.

The Indemnification Agreement requires us to indemnify each director and officer to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of us. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to us of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by us. The Indemnification Agreement also creates certain rights in favor of us, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our Certificate of Incorporation, or our bylaws, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The Saxena Indemnification Agreement is on substantially the same form as the Indemnification Agreement, except that it includes a provision specifying that the we will act as the indemnitor of first resort and that we will not assert that Mr. Saxena, as indemnitee under the Saxena Indemnification Agreement, must seek expense advancement or reimbursement, or indemnification, from any stockholder of the Company and/or certain of any such stockholder’s affiliates who Mr. Saxena may have rights to indemnification, advancement of expenses and/or insurance from, before we must perform our expense advancement and reimbursement, and indemnification obligations, under the Saxena Indemnification Agreement.

EQUITY COMPENSATION PLAN INFORMATION

2020 Equity Incentive Plan

On December 14, 2020, the 2020 Plan became effective. The general purpose of the 2020 Plan is to provide a means whereby employees, officers, directors, consultants, advisors or other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of our stockholders.

2006 Equity Incentive Plan

Old Reviva’s board of directors adopted, and Old Reviva’s stockholders approved, the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), effective as of August 2006. The 2006 Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to Old Reviva’s employees, and for the grant of nonstatutory stock options, or NSOs, and restricted stock awards to Old Reviva’s employees, officers, directors and consultants; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. As of 2016, no new grants of awards are permitted under the 2006 Plan.

The 2006 Plan was amended to change its name to the Reviva Pharmaceuticals Holdings, Inc. 2006 Equity Incentive Plan (the “Amended 2006 Plan”), and each outstanding option to acquire Old Reviva common stock (whether vested or unvested) under the Amended 2006 Plan was assumed by us and automatically converted into an option to acquire shares of our common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of common stock of Old Reviva into shares of our common stock pursuant to the Merger Agreement.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)(3)
Equity compensation plans approved by security holders (1)	2,559,440	(2)	$4.07	2,800,506	(4)
Equity compensation plans not approved by security holders	-		-	-
Total	2,559,440		$4.07	2,800,506

(1)	The amounts shown in this row include securities under the Amended 2006 Plan and the 2020 Plan.
(2)	Includes 0 and 2,559,440 shares of common stock issuable upon exercise of outstanding options pursuant to the Amended 2006 Plan and 2020 Plan, respectively, as of December 31, 2024.
(3)

In accordance with the “evergreen” provision in the 2020 Plan, an additional 4,657,919 shares were automatically made available for issuance on the first day of 2025, which represents 10% of the number of shares of the Company’s common stock outstanding on December 31, 2024; these shares are excluded from this calculation as such shares were not available for issuance under the 2020 Plan at year-end 2024 and did not become so available until the first day of 2025.

(4)	Includes 0 and 2,800,506 shares of common stock available for issuance under the Amended 2006 Plan and 2020 Plan, respectively, as of December 31, 2024.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2024.

2.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

4.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The Audit Committee of Reviva Pharmaceuticals Holdings, Inc.

Les Funtleyder, Chair

Purav Patel

Richard Margolin

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company on the Record Date by:

●	each person known by the Company to be, or expected to be, the beneficial owner of more than 5% of shares of the Company’s common stock; and

●	each of the Company’s named executive officers and directors.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the common stock of the Company is based on 114,078,619 shares of common stock issued and outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Named Executive Officers and Directors (1)
Laxminarayan Bhat (2)	3,703,706	3.2%
Les Funtleyder (3)	21,400	*
Richard Margolin (4)	21,400	*
Purav Patel (5)	96,342	*
Narayan Prabhu (6)	524,441	*
Parag Saxena (7) (8)	6,259,806	5.3%
All Directors and Executive Officers as a Group (six persons)	10,627,095	8.9%

Greater than Five Percent Holders:
Highbridge Capital Management, LLC (9)	8,000,000	6.6%

* Less than one percent.

(1)	The business address of each of the officers and directors is c/o Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, CA 95014.
(2)

Includes (a) 890,288 shares of common stock issuable upon the exercise of stock options held by Dr. Bhat that are exercisable or will be exercisable within 60 days of October 21, 2025, (b) 5,388 shares of common stock held by Dr. Bhat’s spouse and (c) 329,174 shares of common stock issuable upon the exercise of options held by Dr. Bhat’s spouse, that are exercisable or will be exercisable within 60 days of October 21, 2025. Does not include 230,163 shares of our common stock issuable upon the exercise of stock options held by Dr. Bhat that are not exercisable within 60 days of October 21, 2025, and 80,169 shares of our common stock issuable upon the exercise of stock options held by Dr. Bhat's spouse that are not exercisable within 60 days of October 21, 2025.

(3)

Includes 21,400 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of October 21, 2025. Does not include 8,200 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 21, 2025.

(4)

Includes 21,400 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of October 21, 2025. Does not include 8,200 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 21, 2025.

(5)

Includes 36,627 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of October 21, 2025. Does not include 8,200 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 21, 2025.

(6)

Includes 424,441 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of October 21, 2025. Does not include 86,328 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 21, 2025.

(7)

Based on the information provided in the Schedule 13D/A filed with the SEC on September 24, 2025, by Mr. Saxena with respect to himself, Vedanta Associates, L.P., Beta Operators Fund, L.P., Vedanta Associates-R, L.P. and Vedanta Partners, LLC. Includes (a) 99,539 shares held by Vedanta Associates, L.P., (b) 399,000 shares held by Beta Operators Fund, L.P., (c) 931,000 shares held by Vedanta Associates-R, L.P., (d) 869,565 shares of common stock issuable upon the exercise of pre-funded warrants held by Beta Operators Fund, L.P., (e) 513,834 shares of common stock issuable upon the exercise of pre-funded warrants held by Vedanta Associates-R, L.P., (f) 585,366 shares of common stock issuable upon exercise of pre-funded warrants held by Vedanta R2 Partners, LP (“Vedanta R2”), (g) 869,565 shares of shares of common stock issuable upon the exercise of warrants held by Beta Operators Fund, L.P., (h) 521,934 shares of common stock issuable upon the exercise of warrants held by Vedanta Associates-R, L.P., (i) 585,366 shares of common stock issuable upon exercise of warrants held by Vedanta R2, and (j) 21,400 shares of common stock issuable upon the exercise of stock options held by Mr. Saxena that are exercisable or will be exercisable within 60 days of October 21, 2025. Vedanta Partners, LLC is the general partner of Vedanta Associates, L.P. and Vedanta Associates-R, L.P. Vedanta Associates, L.P. is the general partner of Beta Operators Fund, L.P. and Vedanta R2. Vedanta Partners, LLC has voting and dispositive power over the securities held by Vedanta Associates, L.P. and Vedanta Associates-R, L.P. Vedanta Associates, L.P. has voting and dispositive power over securities held by Beta Operators Fund L.P. and Vedanta R2. Parag Saxena is the majority member of Vedanta Partners, LLC and controls Vedanta Partners, LLC, Vedanta Associates-R, L.P., Beta Operators Fund, L.P. and Vedanta R2, and may be deemed to be the beneficial owner of such securities. Mr. Saxena, however, disclaims beneficial ownership over any securities owned by Vedanta Associates, L.P., Vedanta Associates-R, L.P., Beta Operators Fund, L.P. and Vedanta R2 in which he does not have any pecuniary interest. Does not include (a) 299,250 shares of common stock issuable upon the exercise of 399,000 warrants held by Beta Operators Fund, L.P. which are subject to a 4.99% beneficial ownership limitation blocker, (b) 689,150 shares of common stock issuable upon the exercise of 918,867 warrants held by Vedanta Associates-R, L.P. which are subject to a 4.99% beneficial ownership limitation blocker, and (c) 8,200 shares of common stock issuable upon the exercise of stock options held by Mr. Saxena that are not exercisable within 60 days of October 21, 2025.

(8)

The business address of Vedanta Associates, L.P., Beta Operators Fund, L.P., Vedanta Associates-R, L.P. and Vedanta Partners, LLC is c/o Vedanta Partners, LLC, 250 West 55th Street, New York, New York 10019.

(9)

Based on the information provided in the Schedule 13G filed with the SEC on August 14, 2025 by Highbridge Capital Management, LLC (“Highbridge”). Includes 8,000,000 shares of common stock issuable upon the exercise of the warrants held by Highbridge which are subject to a 9.99% beneficial ownership limitation blocker.

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since January 1, 2023, to which we or Tenzing have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of our average total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “Executive Compensation.”

Indian Subsidiary

Mr. Krishnamurthy Bhat, an Indian resident and the brother of Dr. Bhat, the Company’s Chief Executive Officer’s, holds a 1% ownership stake and is a director of the Company’s subsidiary, Reviva Pharmaceuticals India Private Limited. The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment issued by the Government and the Foreign Exchange Management Act, 1999, which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Employment

Reviva employs Seema R. Bhat, the spouse of Laxminarayan Bhat, the Company’s Chief Executive Officer, as its Vice President for Program & Portfolio Management, pursuant to an Offer Letter dated March 1, 2011 (the “Bhat 2011 Offer Letter”). In October 2015, Ms. Bhat entered into a letter agreement with Old Reviva pursuant to which Ms. Bhat agreed to a reduction in her base annual salary to $30,000 for an indefinite period of time. Effective since October 2018, Ms. Bhat had agreed to defer her entire salary, without interest. Effective as of October 2, 2020, 35,385 shares of Old Reviva common stock were issued to Ms. Bhat in full satisfaction of the entire deferred salary balance owed to Ms. Bhat, pursuant to a Stock Issuance Agreement and Release.

On June 16, 2021, the Company entered into an Employment Letter with Ms. Bhat (the “Bhat 2021 Employment Letter”), which supersedes the Bhat 2011 Offer Letter. The Bhat 2021 Employment Letter provides for Ms. Bhat to continue to serve as our Vice President for Program & Portfolio Management reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $277,000, retroactive to December 15, 2020 (the day following the Business Combination). Under the Bhat 2021 Employment Letter, Ms. Bhat is eligible for annual bonuses in the discretion of our Board. The Bhat 2021 Employment Letter provides that to receive any bonus, Ms. Bhat must be employed by the Company at the time of payment. The Bhat 2021 Employment Letter provides that Ms. Bhat may also receive, in the discretion of our Board, equity awards under the 2020 Plan or any other equity incentive plan that the Company may adopt in the future. The Bhat 2021 Employment Letter contains customary confidentiality and assignment of inventions provisions. On February 8, 2023, our Compensation Committee (i) awarded Ms. Bhat a $83,100 bonus for 2022, representing 30% of her then-current base salary, (ii) set Ms. Bhat’s new base salary for 2023 at $310,000, effective as of January 1, 2023, and (iii) determined that Ms. Bhat is eligible to receive a 2023 bonus at a target level of 32% of her then-current base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our Compensation Committee. On April 25, 2023, our Compensation Committee awarded Ms. Bhat an option to purchase 150,000 shares of our common stock at an exercise price of $6.74 per share, based on the closing price of our common stock on the grant date in accordance with the terms of our 2020 Plan. The option was immediately vested as to 50% of the shares subject thereto on the grant date, and provides for vesting as to an additional 1.389% of the shares subject thereto on the last day of each month thereafter.

Effective since April 2019, Dr. Bhat had agreed to the deferral of his past salary as necessary, without interest. Effective as of October 2, 2020, 132,506 shares of Old Reviva common stock were issued to Dr. Bhat in full satisfaction of the entire deferred salary balance owed to Dr. Bhat, pursuant to a Stock Issuance Agreement and Release.

On September 15, 2024, our Compensation Committee determined the amount of incentive bonus earned by Ms. Bhat for 2023 and awarded Dr. Bhat an option to purchase 77,843 shares of our common stock at an exercise price of $1.20 per share, based on the closing price of our common stock on September 13, 2024, in accordance with the terms of the 2020 Plan.

On February 13, 2025, our Compensation Committee (i) approved an increase in Ms. Bhat’s base salary to $340,000, effective retroactively to January 1, 2025; (ii) approved a cash bonus payment to Ms. Bhat in respect of fiscal year 2024 in an amount of $77,500; (iii) determined that Ms. Bhat is eligible to earn a discretionary bonus for fiscal year 2025 at a target level of 32% of base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our Compensation Committee; and (iv) granted Ms. Bhat an option to purchase 181,500 shares of our common stock at an exercise price of $1.80 per share, based on the closing price of our common stock on the grant date in accordance with the terms of the 2020 Plan, with such option award immediately vested as to approximately 42% of the shares subject thereto on the grant date, and providing for vesting as to the remainder of the shares subject thereto in specified monthly installments over the period from March 2025 through December 2027.

Participation in 2023 Offering

Vedanta R2 Partners, LP (“Vedanta R2”), an investment vehicle managed by certain affiliates of Parag Saxena, the Chairman of our Board, of which Vedanta Associates, LP is the general partner, purchased an aggregate of $3,000,000.75 in pre-funded warrants and common warrants in a registered direct offering which was completed in November 2023. The placement agent received the same commission on the securities purchased by Vedanta R2 as they did from any other securities sold to other investors in the offering.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and named executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers. For a more fulsome description of the indemnification agreements refer to the disclosure in “Executive Compensation”.

Policies and Procedures for Related Party Transactions:

Our Board has adopted a policy that its executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of its common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively “related parties”), are not permitted to enter into a transaction with the Company without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for the Company to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to the Audit Committee, or in certain circumstances the chairman of the Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee, or the chairman of the Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2:

RATIFY THE APPOINTMENT OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025, and will offer a resolution at the Annual Meeting for the Company’s stockholders to ratify the selection. Although stockholder ratification is not required, the designation of Baker Tilly is being submitted for ratification at the Annual Meeting because it is perceived to be a matter of good corporate governance practice to submit this issue for ratification by stockholders. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the Company’s independent registered public accounting firm.

Attendance at Annual Meeting

Representatives of Baker Tilly are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

Background on Auditor Business Combination and Prior Change in Auditor

Auditor Business Combination

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on June 6, 2025, on June 3, 2025, the Company was notified that Moss Adams LLP (“Moss Adams”) (the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, and which firm had served as the Company’s auditor since 2023), merged with Baker Tilly, effective June 3, 2025. The combined audit practices will operate as Baker Tilly US, LLP. In connection with the notification of the merger, Moss Adams resigned as the auditors of the Company, effective June 3, 2025, and the Audit Committee appointed Baker Tilly, as the successor to Moss Adams, as the Company’s new independent registered public accounting firm, also effective June 3, 2025.

The audit reports of Moss Adams on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Moss Adams’ audit reports on the consolidated financial statements for fiscal years 2024 and 2023 each contained an explanatory paragraph regarding a going concern uncertainty.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of Baker Tilly’s engagement, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Baker Tilly did not provide a written report or oral advice that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Prior Change in Auditor

Armanino LLP (“Armanino”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 and audited the Company’s financial statements for such year.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on July 24, 2023, the Company was informed on July 18, 2023 by Armanino, the Company’s then current independent registered public accounting firm, that Armanino would decline to stand for re-appointment after completion of Armanino’s review procedures on the unaudited financial statements of the Company as of and for the three and nine months ended September 30, 2023. Armanino advised the Company that its decision not to stand for reappointment was due to Armanino’s transition away from providing financial statement audit services to public companies. In light of Armanino’s determination, the Audit Committee initiated a process to select a new accounting firm to serve as the Company’s independent registered public accountant.

As previously disclosed by the Company in its Current Report on Form 8-K filed on October 4, 2023 with the SEC, on October 4, 2023, the Audit Committee appointed Moss Adams as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023. Moss Adams’ engagement, which commenced with the audit of the Company’s financial statements for the fiscal year ending December 31, 2023, did not affect Armanino’s review of the Company’s unaudited financial statements for the third quarter of 2023, which Armanino remained engaged to complete. Armanino’s engagement and tenure as the Company’s independent registered public accounting firm ended upon completion of Armanino’s review procedures on the unaudited financial statements of the Company as of and for the three and nine months ended September 30, 2023 and the filing with the SEC of the Company’s Quarterly Report on Form 10-Q for such period.

During the Company’s fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through October 4, 2023, the date of Moss Adams’ engagement, neither the Company nor anyone acting on its behalf consulted with Moss Adams regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Armanino’s audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal year ended December 31, 2022 contained a “going concern” explanatory paragraph. During the years ended December 31, 2021 and 2022, and during the subsequent interim period through October 4, 2023, there were no (a) disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Armanino's satisfaction, would have caused Armanino to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Audit Fees and Services

The following table summarizes the fees for professional services provided by Moss Adams, our principal accountant, for audit services provided for, and other services provided in, the years ended December 31, 2024 and 2023. As described above in “Background on Auditor Business Combination and Prior Change in Auditor – Auditor Business Combination”, effective June 3, 2025, Moss Adams merged with Baker Tilly, with the combined audit practices of the firms operating post-merger as Baker Tilly US, LLP:

	Year ended December 31, 2024	Year ended December 31, 2023
Audit Fees(1)	$822,568	$327,256
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$822,568	$327,256

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings or engagements.

The following table summarizes the fees for professional services provided by Armanino, our previous principal accountant, for audit services provided for, and other services provided in, the years ended December 31, 2024 and 2023:

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Audit Fees(1)	$91,903	$115,178
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$91,903	$115,178

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by our previous principal independent registered public accounting firm in connection with regulatory filings or engagements.

Auditor Independence

In our fiscal year ended December 31, 2024, there were no other professional services provided by the Company’s principal accountant that would have required our Audit Committee to consider their compatibility with maintaining the independence of our principal accountant.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Moss Adams (currently Baker Tilly, following the auditor merger described above), for our fiscal years ended December 31, 2024 and December 31, 2023, and to Armanino, for our fiscal year ended December 31, 2023, were pre-approved by our Audit Committee.

Required Vote and Recommendation

In accordance with our bylaws and Delaware law, approval and adoption of this Proposal 2 requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

PROPOSAL 3:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board has approved the compensation of our named executive officers as described in this proxy statement under “Executive Compensation” pursuant to Item 402 of Regulation S-K. The Board and the Compensation Committee believe that our company’s compensation policies and practices are effective in achieving our goals of motivating our executive officers to further the Company’s long-term strategic plans, enhancing long-term stockholder value and attracting and retaining the highest quality executive and key employee talent available.

In accordance with applicable federal securities laws, we are asking stockholders to vote, on an advisory basis, on the approval of the compensation of our named executive officers as disclosed in this proxy statement. This vote gives you the opportunity to express your views on our executive compensation. Because your vote is advisory, it will not be binding upon the Compensation Committee or the Board. However, the Board and the Compensation Committee will review and consider the results of this vote when making future executive compensation decisions.

The Say-on-Pay Proposal is as follows:  The Board believes that the compensation of our named executive officers is appropriate, and recommends a vote “FOR” the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting, including the various compensation tables and the related narrative disclosures, is hereby approved.”

Required Vote and Recommendation

In accordance with our bylaws and Delaware law, approval and adoption of this Say-on-Pay Proposal requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. As a result, abstentions and “broker non-votes”, if any, will have no effect on the outcome of this Say-on-Pay Proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 315,000,000 TO 515,000,000

Our Board has approved, subject to shareholder approval, an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 315,000,000 to 515,000,000 (the “Increase in Authorized Charter Amendment”). The increase in our authorized shares of common stock will become effective upon the filing of the Increase in Authorized Charter Amendment with the Secretary of State of the State of Delaware. If the Increase in Authorized Charter Amendment is approved by the stockholders at the Annual Meeting, we intend to file the Increase in Authorized Charter Amendment as soon as practicable following the Annual Meeting. Our board reserves the right, notwithstanding stockholder approval of the Increase in Authorized Charter Amendment and without further action by our stockholders, not to proceed with the Increase in Authorized Charter Amendment at any time before it becomes effective.

The form of Increase in Authorized Charter Amendment is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law).

Outstanding Shares and Purpose of the Proposal

Our Certificate of Incorporation currently authorizes us to issue a maximum of 315,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the Record Date, we had no shares of preferred stock issued and outstanding and the Increase in Authorized Charter Amendment does not affect the number of authorized shares of preferred stock. Our issued and outstanding securities, as of the Record Date, are as follows:

●	114,078,619 shares of our common stock;

●	115,815,147 shares of our common stock issuable upon the exercise of outstanding warrants; and

●	3,129,190 shares of our common stock issuable upon the exercise of outstanding options.

The approval of the Increase in Authorized Charter Amendment to increase our authorized shares of common stock is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives pursuant to our 2020 Plan, or another plan we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. Because it is anticipated that our directors and executive officers will be granted additional equity awards under our 2020 Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Increase in Authorized Charter Amendment.

The increase in authorized shares of our common stock under the Increase in Authorized Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our common stock.

To the extent our stockholders approve the Reverse Stock Split Proposal set forth as Proposal 5 of this proxy statement, and our Board implements the Reverse Split (as defined below) pursuant to the authority conferred by such proposal, such Reverse Split will have the effect of decreasing the number of shares of our common stock issued, but will have no effect on the number of shares of common stock we are authorized to issue. Therefore, if a Reverse Split is implemented, because the number of authorized shares of our common stock will not be reduced in connection with a Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock (in addition to the increase in authorized common stock expressly implemented pursuant to the Increase in Authorized Charter Amendment pursuant to this Proposal 4).

Disadvantages to an increase in the number of authorized shares of our common stock may include:

●	Stockholders may experience further dilution of their ownership.

●

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●

The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

●

The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of the proposed new authorization of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Certificate of Incorporation to increase our authorized shares of common stock from 315,000,000 shares to 515,000,000 shares.

Required Vote and Recommendation

In accordance with our bylaws and Delaware law, approval and adoption of this Increase in Authorized Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of this Increase in Authorized Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 315,000,000 SHARES TO 515,000,000 SHARES.

PROPOSAL 5:

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TWO (1:2) TO ONE-FOR-TWENTY (1:20), AT ANY TIME PRIOR TO DECEMBER 31, 2026, SUBJECT TO THE BOARD’S DETERMINATION, IN ITS SOLE DISCRETION, WHETHER OR NOT TO IMPLEMENT THE REVERSE STOCK SPLIT AND, IF SO, AT WHAT SPECIFIC RATIO WITHIN THE FOREGOING RANGE, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders for us to amend our Certificate of Incorporation to effect a reverse stock split (the “Reverse Split Charter Amendment”) of our issued shares of common stock at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20) (the “Approved Split Ratios”), at any time prior to December 31, 2026, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of our stockholders (the “Reverse Split”). A vote for this Reverse Stock Split Proposal will constitute adoption and approval of the Reverse Split Charter Amendment and the Reverse Split that, once effected by filing the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware, will combine between two and twenty shares of our common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued, but will have no effect on the number of shares of common stock we are authorized to issue.

Accordingly, stockholders are asked to adopt and approve the Reverse Split Charter Amendment set forth in Appendix B to effect the Reverse Split as set forth in the Reverse Split Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split and, if so, at what specific ratio within the range of the Approved Split Ratios, provided that if implemented, the Reverse Split must be effected on or prior to December 31, 2026. As set forth on Appendix B, by approving this Reverse Stock Split Proposal, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Split at each of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Split (if implemented in the Board’s sole discretion) would be effected at an Approved Split Ratio approved by the Board prior to December 31, 2026, if at all. If the Reverse Split is implemented by the Board, the Reverse Split Charter Amendment setting forth the Approved Split Ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at the other Approved Split Ratios will be abandoned. The Board reserves the right to elect to abandon the Reverse Split Charter Amendment and the Reverse Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from Nasdaq. On May 13, 2025, we received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq notification had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective. We were provided an initial compliance period of 180 calendar days from the date of the Minimum Bid Price Requirement notice, or until November 10, 2025, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time during this period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to the Staff’s discretion to extend such 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H), the Staff will provide the Company with a written confirmation of compliance and the matter will be closed. Alternatively, if we fail to regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period, provided (i) we meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Minimum Bid Price Requirement) and (ii) we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel, but such appeal would not stay any delisting action by Nasdaq.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement. In the event we do not regain compliance, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

As of October 21, 2025, our common stock closed at $0.52 per share on Nasdaq. The Reverse Split, if effected, is expected to have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Reverse Split Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Annual Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

In connection with our registered public offering of shares and warrants that we priced on September 18, 2025 and closed on September 22, 2025 (the “Closing Date”), we covenanted in the securities purchase agreement (the “SPA”) between us and certain institutional investors party thereto (the “Purchasers”) that until the 90 day anniversary of the Closing Date, we will not undertake a reverse or forward stock split or reclassification of our common stock without the prior written consent of the Purchasers holding a majority in interest of the shares purchased pursuant to the SPA, provided that no consent is required in the event we undertake a reverse stock split for purposes of maintaining the listing of our common stock on Nasdaq.

Other Effects. The Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with Nasdaq listing standards.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Minimum Bid Price Requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted should we fail to meet one or more of the continued listing requirements, including the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) and Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

If we effect the Reverse Split and then the market price of our common stock declines and we fail to meet the Minimum Bid Price Requirement, we may not be eligible for any compliance period.

In January 2025, the SEC approved amendments, which are now effective, to the Nasdaq listing rules that significantly affect companies seeking to use reverse stock splits to regain or maintain compliance with the Minimum Bid Price Requirement. The changes to the Nasdaq rules alter, among others, the frequency of reverse stock splits to prevent companies from repeatedly using them as part of their minimum bid price compliance strategy. Under the amended Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the continued listing requirement for minimum bid price and the company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company shall not be eligible for any compliance period to address the bid price deficiency. Instead, Nasdaq will move forward with delisting proceedings.

As a result, if the Reverse Split is implemented at any ratio within the Approved Split Ratio and we subsequently fail to satisfy the Minimum Bid Price Requirement within the one-year period following implementation, Nasdaq will begin the process of delisting our common stock without providing any compliance period.

Determination of the Ratio for the Reverse Split

If the Reverse Stock Split Proposal is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) or exceed a ratio of one-for-twenty (1:20). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of October 21, 2025, after completion of the Reverse Split, we will have between 5,703,931 and 57,039,310 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split except for adjustments that may result from the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:2 to 1:20 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of October 21, 2025.

After Each Reverse Split Ratio

	Current		1:2		1:10		1:20
Common Stock Authorized (1)	315,000,000	(2)	315,000,000	(2)	315,000,000	(2)	315,00,000	(2)
Common Stock Issued and Outstanding	114,078,619		57,039,310		11,407,862		5,703,931
Number of Shares of Common Stock Reserved for Issuance (3)	128,061,777		64,030,889		12,806,178		6,403,089
Number of Shares of Common Stock Authorized but Unissued and Unreserved	72,859,604		36,429,802		7,285,961		3,642,981
Price per share, based on the closing price of our Common Stock on October 21, 2025 (4)	$0.52		$1.04		$5.20		$10.40

(1) The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Certificate of Incorporation. Please see footnote (2) below regarding the Increase in Authorized Proposal and the Increase in Authorized Charter Amendment.

(2) “Common Stock Authorized” is based on our Certificate of Incorporation as currently in effect. Currently, our authorized shares of common stock are 315,000,000. If the Increase in Authorized Proposal passes and the Increase in Authorized Charter Amendment is filed, the authorized shares of common stock will be 515,000,000.

(3) Includes (i) 1,968,765 shares of our common stock issuable upon exercise of pre-funded warrants, with a weighted-average exercise price of $0.0001 per share, (ii) 3,129,190 shares of our common stock issuable upon exercise of options, with a weighted-average exercise price of $3.47 per share, (iii) 115,815,147 shares of our common stock issuable upon exercise of common warrants, with a weighted-average exercise price of $1.49 per share, and (iv) 7,148,675 shares of our common stock reserved for future grants under the 2020 Plan.

(4) The price per share indicated reflects solely the application of the applicable Reverse Split ratio to the closing price of the common stock on October 21, 2025.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on Nasdaq under the symbol “RVPH,” assuming that we are able to regain compliance with the Minimum Bid Price Requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the per share exercise price and the number of shares issuable upon the exercise of the following outstanding derivative securities issued or reserved for future issuance by us, in accordance with the Approved Split Ratio (all figures are as of October 21, 2025 and are on a pre-Reverse Split basis), including:

●	1,968,765 shares of our common stock issuable upon exercise of pre-funded warrants, with a weighted-average exercise price of $0.0001 per share;
●	3,129,190 shares of our common stock issuable upon exercise of options, with a weighted-average exercise price of $3.47 per share;
●	115,815,147 shares of our common stock issuable upon exercise of common warrants, with a weighted-average exercise price of $1.49 per share; and
●	7,148,675 shares of our common stock reserved for future grants under the 2020 Plan.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on our Equity Incentive Plan

As of October 21, 2025, we had 3,129,190 shares of common stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2020 Plan and 7,148,675 shares of common stock reserved for future grants under our 2020 Plan. Pursuant to the terms of the 2020 Plan, the Board, or a designated committee thereof, as applicable, will, in the manner and to the extent that it deems appropriate and equitable to 2020 Plan participants and consistent with the terms of the 2020 Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided for future grant under the 2020 Plan, as well as 2020 Plan terms providing for individual participant limitations, (ii) the numbers and kind of shares of common stock, units, or other rights subject to then outstanding awards, (iii) the price for each share or unit or other right subject to then outstanding awards, (iv) the performance measures or goals relating to the vesting of an award, and (v) any other terms of an award that are affected by the event to prevent dilution or enlargement of a participant’s rights under an award.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Reverse Split Charter Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Reverse Split Charter Amendment. On the effective date, shares of common stock issued immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Reverse Stock Split Proposal. If the proposed Reverse Split Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Record and Beneficial Stockholders

If the Reverse Split Charter Amendment is adopted and approved and the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split Charter Amendment is adopted and approved and the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificated form can surrender certificates representing pre-Reverse Split shares to our transfer agent, Continental Stock Transfer and Trust, in exchange for a certificate representing post-Reverse Split shares. Each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the Approved Split Ratio selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to this Reverse Stock Split Proposal and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of material U.S. federal income tax consequences of a Reverse Split to our U.S. Holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses U.S. Holders who hold common stock as capital assets. It does not purport to be complete and does not address U.S. Holders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A U.S. Holder generally will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Split, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of common stock received in the Reverse Split will equal the U.S. Holder’s basis in its old shares of common stock and such U.S. Holder’s holding period in the shares received will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described above under “Treatment of Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. A U.S. Holder who receives one whole share of the Company’s common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Split.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our bylaws and Delaware law, approval and adoption of this Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of this Reverse Stock Split Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 6:

THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” ANY OF THE FOREGOING PROPOSALS PRESENTED ARE INSUFFICIENT TO APPROVE ANY OF SAID PROPOSALS

Adjournment of the Annual Meeting

If the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” any of the foregoing proposals presented are insufficient to approve any of said proposals, we may move to adjourn the Annual Meeting in order to enable the Board to solicit additional proxies in favor of the approval of any of such proposals. In that event, we may ask stockholders to vote upon the Adjournment Proposal and not on the other proposals discussed in this proxy statement. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Recommendation

In accordance with our bylaws and Delaware law, approval and adoption of this Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve the Adjournment Proposal. As a result, abstentions, if any, will have no effect on the outcome of the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote against the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2026 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Exchange Act must be received by us no later than July 7, 2026 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, California 95014, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2026 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than September 21, 2026 and no earlier than August 20, 2026; provided, however, that in the event the 2026 Annual Meeting of Stockholders is scheduled to be held more than thirty (30) days before the anniversary date of the Annual Meeting (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, or if no annual meeting was held in the preceding year, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such annual meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, California 95014, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at our 2026 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, California 95014, Attn.: Secretary, no later than October 19, 2026. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws, as described in this section, and it shall not extend any such deadline set forth under our bylaws.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC is being made available to our stockholders along with this proxy statement. Upon written request to the Company, the exhibits set forth on the exhibit index of our Annual Report on Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits). Additional copies of our Annual Report on Form 10-K (including our audited financial statements) may be obtained without charge by writing to Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, California 95014, Attn.: Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the Notice may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of the Notice to any stockholder upon written or oral request to: Reviva Pharmaceuticals Holdings, Inc., 10080 N Wolfe Road, Suite SW3-200, Cupertino, California 95014, Attn.: Secretary, or by phone at (408) 501-8881. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Laxminarayan Bhat
Laxminarayan Bhat
Chief Executive Officer

November 4, 2025

Cupertino, California

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REVIVA PHARMACEUTICALS HOLDINGS, INC.

A Delaware Corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Reviva Pharmaceuticals Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Reviva Pharmaceuticals Holdings, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 11, 2020 (as further amended and restated, the “Certificate of Incorporation”).

2.

The Certificate of Incorporation is hereby amended to increase the authorized shares of the Corporation’s common stock, par value $0.0001 per share, by deleting the first paragraph under Section A of Article IV, and replacing such paragraph with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Twenty Five Million (525,000,000), of which (i) Five Hundred Fifteen Million (515,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this _____ day of _______________, 2025.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

By:
Name:	Laxminarayan Bhat
Title:	Chief Executive Officer

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
REVIVA PHARMACEUTICALS HOLDINGS, INC.

Reviva Pharmaceuticals Holdings, Inc. (the “Corporation”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended (as heretofore amended, the “Amended and Restated Certificate of Incorporation”), is hereby amended as follows:

Article IV of the Amended and Restated Certificate of Incorporation be and hereby is amended by adding, immediately after Section B.3 of Article IV, the following (which shall be a new Section B.4 of Article IV):

“4.         Reverse Stock Split. Upon the effectiveness (“Effective Time”) of this amendment to the Certificate of Incorporation, a one-for-[●]1 reverse stock split (the “Reverse Split”) of the Common Stock shall become effective, pursuant to which each [●] shares of Common Stock outstanding and held of record by each stockholder of the Corporation or held in treasury by the Corporation immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of Common Stock. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Split.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. If, upon aggregating all of the Common Stock held by a holder of Common Stock immediately following the Reverse Split a holder of Common Stock would otherwise be entitled to a fractional share of Common Stock, the Corporation shall issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder up to the nearest whole share.

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified, subject to adjustment for fractional shares as described above.”

SECOND: That the amendment set forth in this Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the DGCL.

THIRD: That said amendment will have an Effective Time of [●], Eastern Time, on [●].

[Signature Page Follows]

B-1

1 Shall be a whole number equal to or greater than two and equal to or lesser than twenty, which number is referred to as the “Approved Split Ratio” (it being understood that any Approved Split Ratio within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware). The Board of Directors of the Corporation shall select the Approved Split Ratio prior to the filing of the Certificate of Amendment and any amendment not setting forth the Approved Split Ratio selected by the Board of Directors and included in the Certificate of Amendment filed with the Secretary of State shall be automatically abandoned upon the filing of such Certificate of Amendment.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this _____ day of ______________, 202_.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

By:
Name:
Title:

B-2

REVIVA PHARMACEUTICALS HOLDINGS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RVPH2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. To elect five director nominees to serve as directors until the next annual meeting of stockholders;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Laxminarayan Bhat 02) Parag Saxena 03) Richard Margolin 04) Purav Patel 05) Les Funtleyder

The Board of Directors recommends you vote FOR proposals 2,3,4,5 and 6.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000684907_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
December 18, 2025 at 11:00 AM Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Laxminarayan Bhat and Narayan Prabhu, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Reviva Pharmaceuticals Holdings, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held virtually via the Internet at 11:00 AM, Pacific Time on Thursday, December 18, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000684907_2 R2.09.05.010

Continued and to be signed on reverse side